United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________


FORM 8-K


CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

_____________________




Date of report (Date of earliest event reported) 	January 3, 1997


			    CATALYST INTERNATIONAL, INC.
(Exact name of Registration as Specified in Charter)


		Delaware			0-27138		 39-1415889
(State or Other Jurisdiction	(Commission	 (I.R.S. Employer
	of Incorporation)		File Number)	 Identification No.)


 8989 North Deerwood Drive, Milwaukee, WI  		53223
Address of Principal Executive Offices)		    (Zip Code)




Registrant's telephone number, including area code  (414)362-6800




Page 1 of 6
Exhibit Index on Page 4


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ITEM 5.	OTHER EVENTS

On January 2, 1997, the Company announced the promotion of Sean
P. McGowan to the position of President and Chief Operating Officer. In addition, the Company announced the redemption of up to 250,000 shares of its common stock which Vaemond H. Crane, the Company's former President, owned; 225,945 shares of common stock where actually redeemed by the Company. Mr. Crane will continue in his capacity as Chairman of the Company's Board of Directors. Mr. McGowan became President of the Company effective January 3, 1997.


ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(C)	Exhibits

99.1	Press Release dated January 2, 1997.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


							CATALYST INTERNATIONAL, INC.


Date:  January 17, 1996			By:	/s/ Sean P. McGowan

							     President and Chief 									Operating Officer

EXHIBIT INDEX




										Sequentially
										Numbered
										Page Number

(c)	Exhibits

99.1	Press Release dated January 2, 1997		       6

										Exhibit 99.1

For Immediate Release

For Additional Information  Contact:
Lisa Sanregret - 414-362-6806


Catalyst International Announces a New President and Chief Operating Officer

MILWAUKEE, WI, January 2, 1997...Catalyst International, Inc. (NASDAQ/NMS: CLYS), a leading manufacturer of warehouse management software, today announces that Sean P. McGowan has been named as the Company's President and Chief Operating Officer. Vaemond H. Crane, who previously held the President title will continue in his capacity as Chairman of the Company's Board of Directors. The Company will redeem approximately 250,000 shares of its common stock which Mr. Crane presently owns.

Mr. McGowan, having over fourteen years of management experience, has most recently served as the Company's Senior Vice President of North American Operations. Mr. McGowan joined the Company in May.

Catalyst International, Inc., headquartered in Milwaukee, WI, was founded in 1979 to develop computer applications for managing warehouses and distribution centers. The Company's primary product, Catalyst WMS, is a complete, standard configurable software package that manages inventory, storage locations, people and equipment within a warehouse and provides related services, including software modification and configuration, project management, rapid prototyping, training and implementation services. The Company has emerged as a leading supplier of computerized logistics solutions to facilities around the world, with offices in London, Rio de Janeiro and Lyon.